Exhibit 10.49

PERRIGO COMPANY

NONQUALIFIED STOCK OPTION AGREEMENT

(Under the Perrigo Company 2008 Long-Term Incentive Plan)

TO:

RE:	Notice of Nonqualified Stock Option

This is to notify you that Perrigo Company (the “Company”) has granted you an Award under the Perrigo Company 2008 Long-Term Incentive Plan (the “Plan”), effective as of                          (the “Grant Date”). This Award consists of a nonqualified stock option. The terms and conditions of this incentive are set forth in the remainder of this agreement (the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

SECTION 1

Nonqualified Stock Option

1.1 Grant of Option. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you a nonqualified stock option (the “Option”) to purchase              shares of the Company’s common stock, without par value (“Common Stock”), at a per share price of $             (the “Option Price”), which is equal to the Fair Market Value of such Common Stock as of the Grant Date.

1.2 Timing and Duration of Exercise.

(a) The Option shall vest with respect to one-third of the Shares awarded in Section 1.1 on each of the first, second and third anniversaries of the Grant Date (each a “Vesting Date”), with the vesting of any fractional shares frontloaded to the first such Vesting Date. Subject to the requirements of subsection (b) below, vested Shares may be exercised after the applicable Vesting Date. Notwithstanding the foregoing, any portion of the Option that has not vested or been forfeited previously shall immediately vest in full upon, and, subject to subsection (b) below, may be exercised in whole or in part after, (1) the occurrence of a Change of Control that occurs while you are employed by or otherwise providing service to the Company or one of its subsidiaries, or (2) your death, Disability, or Retirement.

(b) Except as provided below, the vested Option must be exercised by you, if at all, while you are providing service to the Company or one of its subsidiaries or within three months following your Termination Date, but in no event after                          (the “Expiration Date”). If your Termination Date occurs by reason of your Retirement, death or Disability, the Option may thereafter be exercised by you, or in the event of your death, by your estate or your designated beneficiary, or in the event of your Disability, by you or your legal representative, at any time prior to the Expiration Date. If you die after your Termination Date and during the period in which the Option is exercisable, the right to exercise the Option during such period will be governed by Plan Section 11(d). If your Termination Date occurs because of

Involuntarily Termination for Economic Reasons as determined by the Chief Executive Officer (or the Committee in the case of an Employee subject to Section 16 of the Exchange Act), the terms of Plan Section 11(b) shall apply.

Any portion of the Option that is not vested pursuant to this Section 1.2 as of your employment Termination Date will be forfeited immediately. If the Option is not exercised as to all of the vested shares covered by the Option within the applicable time period and in the manner provided herein, the Option will terminate and will not be exercisable thereafter. In no event may the Option be exercised after the Expiration Date.

1.3 Method of Exercise. The vested Option, or any part of it, shall be exercised by written notice directed to the President, Chief Financial Officer or Secretary of the Company at the Company’s principal office in Allegan, Michigan, or by using other notification permitted by the Company. Such notice must satisfy the following requirements:

(a) The notice must state the Grant Date, the number of shares of Common Stock subject to the Option, the number of shares of Common Stock with respect to which Option is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and the person’s address and Social Security number (or if more than one person, the names, addresses and Social Security numbers of such persons).

(b) The notice shall be accompanied by check, bank draft, money order or other cash payment, or by delivery of a certificate or certificates, properly endorsed, for shares of Common Stock that you have held for at least six months and that are equivalent in Fair Market Value on the date of exercise to the Option Price (or any combination of cash and shares), in full payment of the Option Price for the number of shares specified in the notice.

(c) The notice must be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than you, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

(d) The Company may implement procedures for the electronic exercise of this Option, in which case the vested portion of this Option shall be exercisable in accordance with such procedures.

SECTION 2

General Terms and Conditions

2.1 Nontransferability. The Award under this Agreement shall not be transferable other than by will or by the laws of descent and distribution. During your lifetime, the Option granted under this Agreement shall be exercisable only by you or by your guardian or legal representative in the event of your Disability.

2.2 No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance to you of a certificate or certificates for such shares.

2.3 Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

2.4 Awards Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan and the Award shall be exercisable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

2.5 Adjustments in Event of Change in Common Stock. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Award under this Agreement, and the exercise price thereof, will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

2.6 Withholding. This Award is subject to the withholding of all applicable taxes. The Company may withhold, or permit you to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this Award. If you have not remitted the full amount of applicable withholding taxes to the Company by the date the Company is required to pay such withholding to the appropriate taxing authority (or such earlier date that the Company may specify to assist it in timely meeting its withholding obligations), the Company shall have the unilateral right to withhold Common Stock relating to this Award in the amount it determines is sufficient to satisfy the minimum tax withholding required by law. State taxes will be withheld at the appropriate rate set by the state in which you are employed or were last employed by the Company. You may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock relating to this award in an amount sufficient to satisfy all or a portion of the minimum tax withholding required by law.

2.7 Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

2.8 Data Privacy. By entering into this Agreement and accepting this Award, you (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understand that the Company may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all awards or entitlements to Shares granted to you under the Plan or otherwise (“Data”), (c) understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting or exercise of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country; (d) waive any data privacy rights you may have with respect to the data; and (e) authorize the Company, its subsidiaries and its agents, to store and transmit such information in electronic form.

2.9 Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

2.10 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

2.11 Repayment of Option Gain/Forfeiture of Options. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your equity compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company for any gain associated with any Option exercised during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any outstanding Options shall be immediately forfeited.

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We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

Judy L. Brown Executive Vice President & Chief Financial Officer

ACKNOWLEDGMENT OF RECEIPT

I acknowledge receipt of the Perrigo Company 2008 Long-Term Incentive Plan (the “Plan”). I further acknowledge receipt of this Agreement and agree to the terms and conditions expressed herein and in the Plan. I further agree that all decisions and determinations of the Committee (or Chief Executive Officer, if applicable) shall be final and binding.

Date:

PERRIGO COMPANY

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

FOR APPROVED SECTION 102 AWARDS

(Under the Perrigo Company 2008 Long-Term Incentive Plan)

TO:

RE:	Notice of Nonqualified Stock Option

This is to notify you that Perrigo Company (the “Company”) has granted you an Award under the Perrigo Company 2008 Long-Term Incentive Plan (the “Plan”) and the Section 102 Program established under Section 15(n) of the Plan, effective as of                          (the “Grant Date”). This Award consists of a nonqualified stock option. The terms and conditions of this incentive are set forth in the remainder of this agreement (the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan and/or Section 102 Program.

SECTION 1

Nonqualified Stock Option

1.1 Grant of Option. As of the Grant Date, and subject to the terms and conditions of this Agreement, the Plan, and the Section 102 Program and its related trust (as described in Section 2 of the Agreement), the Company grants you a nonqualified stock option (the “Option”) to purchase «Stock_Options» shares of the Company’s common stock, without par value (“Common Stock”), at a per-share price of $             (the “Option Price”), which is equal to the Fair Market Value of such Common Stock as of the Grant Date.

1.2 Timing and Duration of Exercise.

(a) The Option shall vest with respect to one-third of the Shares awarded in Section 1.1 on each of the first, second and third anniversaries of the Grant Date (each a “Vesting Date”), with the vesting of any fractional shares frontloaded to the first such Vesting Date. Subject to the requirements of subsection (b) below, vested Shares may be exercised after the applicable Vesting Date. Notwithstanding the foregoing, any portion of the Option that has not vested or been forfeited previously shall immediately vest in full upon, and, subject to subsection (b) below, may be exercised in whole or in part after, (1) the occurrence of a Change of Control that occurs while you are employed by or otherwise providing service to the Company or one of its subsidiaries, or (2) your death, Disability, or Retirement.

(b) Except as provided below, the Option to purchase vested shares must be exercised by you, if at all, while you are providing service to the Company or one of its subsidiaries or within three months following your Termination Date, but in no event after                          (the “Expiration Date”). If your Termination Date occurs by reason of your Retirement, death or Disability, the Option may thereafter be exercised by you, or in the event of your death, by your estate or your designated beneficiary, or in the event of your Disability, by you or your legal representative, at any time prior to the Expiration Date. If you die after your Termination Date and during the period in which the Option is exercisable, the right to exercise the Option during such period will be governed by Plan Section 11(d). If your Termination Date occurs because of Involuntarily Termination for Economic Reasons as determined by the Chief Executive Officer (or the Committee in the case of an Employee subject to Section 16 of the Exchange Act), the terms of Plan Section 11(b) shall apply.

Any portion of the Option that is not vested pursuant to this Section 1.2 as of your employment Termination Date will be forfeited immediately. If the Option is not exercised as to all of the vested shares covered by the Option within the applicable time period and in the manner provided herein, the Option will terminate and will not be exercisable thereafter. In no event may an Option be exercised after the Expiration Date.

1.3 Method of Exercise. The Option, or any part of it, shall be exercised by written notice directed to the President, Chief Financial Officer or Secretary of the Company at the Company’s principal office in Allegan, Michigan, or by using some other notification permitted by the Company. Such notice must satisfy the following requirements and when applicable, in accordance with the requirements of Section 102:

(a) The notice must state the Grant Date, the number of shares of Common Stock subject to the Option, the number of shares of Common Stock with respect to which Option is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and the person’s address and tax identification number (or if more than one person, the names, addresses and tax identification numbers of such persons).

(b) The notice shall be accompanied by check, bank draft, money order or other cash payment, or by delivery of a certificate or certificates, properly endorsed, for shares of Common Stock that you have held for at least six months and that are equivalent in Fair Market Value on the date of exercise to the Option Price (or any combination of cash and shares), in full payment of the Option Price for the number of shares specified in the notice.

(c) The notice must be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than you, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

(d) The Company may implement procedures for the electronic exercise of this Option, in which case the vested portion of this Option shall be exercisable in accordance with such procedures.

The exercise may be with respect to any one or more shares of Common Stock covered by the Option (to the extent vested), reserving the remainder for a subsequent timely exercise. The Company shall make prompt delivery of such shares; provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action; and provided further that the Company shall have no obligation to deliver any such certificate unless and until appropriate provision has been made for any withholding taxes in respect of such exercise.

At the time or times you wish to exercise the Option in whole or part, please refer to the above provisions dealing with the methods and formality of exercise of the Option and execute the proper Notice of Exercise of Stock Option and Record of Stock Transfer.

SECTION 2

Section 102 Plan and Trust

The Company has established a Plan and Trust (the “Section 102 Program”) that is intended to provide the Employee with the ability to obtain certain tax treatment under Section 102 of the Israeli Tax Ordinance (New Version), 1961 as amended from time to time and the rules and regulation promulgated thereunder (“Section 102”) with respect to the Option awarded under this Agreement. The Option is intended to qualify as an Approved 102 Award designated as a Capital Gain Award within the meaning of the Section 102 Program. The following additional rules shall apply to the Option:

(a) The shares underlying the Option grant have been deposited in a Trust. Tamir Fishman 2004 Ltd., or its duly appointed successor, shall be the Trustee of the Trust. All fees and commissions relating to the sale, transfer or release of shares from the Trust shall be paid by the Employee.

(b) To obtain Section 102 tax treatment, the Employee shall not sell or release from the Trust any shares subject to the Option until the lapse of the minimum required holding period under Section 102 (“Holding Period”). If any such sale or release occurs during the Holding Period, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Employee.

(c) Prior to any distribution or release of shares from the Trust, the Employee shall be required to remit to the Trustee funds sufficient to cover applicable withholding taxes, plus any commissions and fees relating to the sale or release of shares. Alternatively, the Employee may request that the Trustee sell sufficient shares to cover applicable withholding taxes, plus any commissions and fees relating to the sale or release. The Employee may request that shares in excess of any shares sold to cover withholding taxes, fees and commissions be transferred to the Employee, or the Employee may advise the Trustee to sell such shares and transfer the net proceeds to the Employee.

(d) The Employee may exercise any vested portion of the Option prior to the end of the Holding Period, provided, however, if such exercise causes any shares to be distributed or released from the Trust the sanctions under Section 102 shall apply and shall be borne by the Employee, as described in this Section 4.

(e) By execution of this Agreement, the Employee hereby acknowledges that the Employee is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitation the type of Approved 102 Awards granted to the Employee and the tax implications applicable to such awards. The Employee accepts the provisions of the Trust agreement signed between the Company and Trustee, and agrees to be bound by its terms.

SECTION 3

General Terms and Conditions

3.1 Nontransferability. Awards under this Agreement shall not be transferable other than by will or by the laws of descent and distribution. During your lifetime, the Option granted under this Agreement shall be exercisable only by you or by your guardian or legal representative in the event of your disability.

As long as the Option and/or shares issued upon the exercise of the Option are held by the Trustee, all of your rights over the Options and/or shares are personal, can not be transferred, assigned, pledged, mortgaged, or given as collateral and no right with respect to them maybe given to any third party whatsoever, other than by will or laws of descent and distribution.

3.2 No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance to you of a certificate or certificates for such shares, subject to the provisions of Section 102 and the rules and regulations promulgated thereunder.

3.3 Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

3.4 Awards Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan including the Section 102 Program and the Award shall be exercisable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

3.5 Adjustments in Event of Change in Common Stock. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Award under this Agreement will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

3.6 Withholding. Any tax consequences arising from the grant of this Award or from any other event or act of the Company, and/or its Affiliates (as defined under the Section 102 Program), and/or the Trustee or the Employee hereunder shall be borne solely by the Employee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules and regulations including withholding taxes at source. If the employee has not remitted the full amount of applicable withholding taxes to the Company by the date the Company is required to pay such withholding to the appropriate taxing authority (or such earlier date that the Company may specify to assist it in timely meeting its withholding obligations), the Company shall have the unilateral right to withhold Common Stock relating to this Award in the amount it determines is sufficient to satisfy the minimum tax withholding required by law. Furthermore, the Employee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee. The Employee will not be entitled to receive from the Company and/or the Trustee any shares of Common Stock hereunder prior to the full payment of the Employee’s tax liabilities relating to this Award. For the avoidance of doubt, neither the Company nor the Trustee will be required to release any share certificate to the Employee until all payments required to be made by the Employee have been fully satisfied.

3.7 Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

3.8 Data Privacy. By entering into this Agreement and accepting this Award, you (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understand that the Company may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all awards or entitlements to shares granted to you under the Plan or otherwise (“Data”), (c) understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting or exercise of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country; (d) waive any data privacy rights you may have with respect to the data; and (e) authorize the Company, its subsidiaries and its agents, to store and transmit such information in electronic form.

3.9 Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

3.10 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

3.11 Repayment of Option Gain/Forfeiture of Options. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your equity compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company for any gain associated with any Option exercised during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any outstanding Options shall be immediately forfeited.

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We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

Judy L. Brown Executive Vice President & Chief Financial Officer

ACKNOWLEDGMENT OF RECEIPT

I acknowledge receipt of the Perrigo Company 2008 Long-Term Incentive Plan (the “Plan”). I further acknowledge receipt of this Agreement and agree to the terms and conditions expressed herein and in the Plan.

Date: